                                                                                                            Exhibit (12)
                                        NEW YORK TELEPHONE COMPANY
                            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                (In millions)


                                                  For the
                                               Three Months
                                                   Ended
                                                 March 31,            For the Year Ended December 31,
                                                   1996        1995        1994         1993       1992        1991
                                                   ----        ----------------------------------------------------
                                                (Unaudited)
Earnings
  Earnings before Interest Expense,
   Extraordinary Item and Cumulative
   Effect of Change in Accounting Principle       $168.7    $  807.3      $659.4      $430.2    $1,219.3    $  911.0
  Federal, State and Local Income Taxes             45.1       226.9       140.4       (67.8)      342.8       157.2
  Estimated Interest Portion of Rental Expense       7.4        30.2        31.6        36.3        38.9        37.9
                                                  ------    --------      ------      ------    --------    --------
     Total Earnings                               $221.2    $1,064.4      $831.4      $398.7    $1,601.0    $1,106.1
                                                  ======    ========      ======      ======    ========    ========

Fixed Charges
  Total Interest Deductions                       $ 70.1    $  306.8      $314.4      $348.6    $  362.9    $  375.1
  Estimated Interest Portion of Rental Expense       7.4        30.2        31.6        36.3        38.9        37.9
                                                  ------    --------      ------      ------    --------    --------
     Total Fixed Charges                          $ 77.5    $  337.0      $346.0      $384.9    $  401.8    $  413.0
                                                  ======    ========      ======      ======    ========    ========

Ratio of Earnings to Fixed Charges                  2.85        3.16        2.40        1.04        3.98        2.68
                                                   ======    ========      ======      ======    ========    ========